AGL Resources’ Golden Triangle Storage project receives FERC certificate

BEAUMONT, Texas, Jan. 2, 2008 – Golden Triangle Storage, Inc., a wholly-owned subsidiary of AGL Resources [NYSE ATG], received an order on Dec. 31, 2007, from the Federal Energy Regulatory Commission (FERC) granting it a Certificate of Public Convenience and Necessity to construct and operate its proposed underground natural gas storage project as well as approving market-based rates for the services it will provide. The project is located in the Spindletop salt dome on the southern edge of Beaumont in Jefferson County, Texas.

The company plans to initially offer up to 12 billion cubic feet (Bcf) of working gas storage capacity in two caverns and, depending on market demand, could gradually enlarge the two caverns’ capacity up to 16 Bcf of working gas in the future. Approximately one-third of the initial capacity of the first cavern is under contract for firm storage services. Golden Triangle Storage also will build a nearly nine-mile natural gas pipeline heading northeast from the storage site into Orange County to connect the storage facility with three interstate and three intrastate pipelines.

“We have seen tremendous market interest in the project. During our open season we received bids for approximately three and a half times the 6.0 Bcf working gas capacity of the first cavern. More storage in the area is critical given the increasing importance of the Beaumont region as an energy crossroad where new natural gas supplies, including LNG imports, meet the nation’s pipeline network that delivers gas to market,” said Dana Grams, president of Pivotal Energy Development, the division of AGL Resources overseeing the Golden Triangle Storage project. “The FERC certificate is a significant milestone in the project’s development.”

Initial commercial operations are slated to begin in late 2010 to early 2011, with the second cavern coming online in 2013.  The company is in the process of securing additional permits in order to commence construction in March or April 2008. It already has placed orders for long-lead time equipment, and has issued RFPs to contractors for initial phase construction services.

Project details can be found on the company’s Web site at www.goldentrianglestorage-texas.com. A copy of the certificate is available on the FERC Web site at www.ferc.gov, docket number CP07-414.

About AGL Resources
AGL Resources (NYSE: ATG), an Atlanta-based energy services company, serves more than 2.2 million customers in six states. The company also owns Houston-based Sequent Energy Management, an asset manager serving natural gas wholesale customers throughout North America. As a 70 percent owner in the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand. The company also owns and operates Jefferson Island Storage & Hub, a high-deliverability natural gas storage facility near the Henry Hub in Louisiana. For more information, visit www.aglresources.com.

Forward-Looking Statements
Certain expectations and projections regarding our future performance referenced in this press release are forward-looking statements. Forward-looking statements involve matters that are not historical facts and because these statements involve anticipated events or conditions, forward-looking statements often include words such as "anticipate," "assume," "can," "could," "estimate," "expect," "forecast," “future,” "indicate," "intend," "may," “outlook,” "plan," "predict," "project,” "seek," "should," "target," "will," "would," or similar expressions. These forward-looking statements may include statements regarding the cost, timing, capacity and benefits of the proposed project, as well as anticipated future financial and operating performance and results, including estimates of future growth and expected returns. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. While we believe our expectations are reasonable in view of the currently available information, our expectations are subject to future events, risks and uncertainties, and there are several factors - many beyond our control - that could cause results to differ significantly from our expectations.

Such events, risks and uncertainties include, but are not limited to, changes in price, supply and demand for natural gas and related products;  the impact of changes in state and federal legislation and regulation; actions taken by government agencies on rates and other matters; the inability of the company to obtain regulatory and other approvals necessary to complete the proposed project, resulting in a delay in project completion, or in the imposition of conditions that could have a material adverse effect on the company or cause the company to abandon the project; actions by competitors, suppliers, customers or others that might result in a delay in project completion or abandonment of the project; and other factors which are provided in detail in our filings with the Securities and Exchange Commission, which we incorporate by reference in this press release.  Forward-looking statements are only as of the date they are made, and we do not undertake to update these statements to reflect subsequent changes.

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Contact:Jack Holt,
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